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                                                                  Exhibit 23(C)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130191 on Form S-3, of our report dated March 1, 2007, relating to the consolidated financial statements and financial statement schedule of Sierra Pacific Power Company (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 158) appearing in this Annual Report on Form 10-K of Sierra Pacific Power Company for the year ended December 31, 2006.


Deloitte & Touche LLP
Reno, Nevada
March 1, 2007